EXHIBIT 99.1

PRELIMINARY PROXY CARD – SUBJECT TO COMPLETION

ROTH CH ACQUISITION I CO.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON, 2021

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement, dated                   , 2021, in connection with the Special Meeting to be held at                      Eastern Standard Time on                      , 2021 virtually by means of the internet at http://www.cstproxy.com/rothacquisitionsm.2020, and hereby appoints John Lipman and Aaron Gurewitz, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the common stock, of Roth CH Acquisition I Co. (the “Corporation”) registered in the name provided, which the undersigned is entitled to vote at the Special Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in this Proxy Statement.

TO ATTEND THE VIRTUAL MEETING, YOU MUST HAVE THE CONTROL NUMBER THAT IS LOCATED ON THE REVERSE SIDE OF THIS FORM.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE BUSINESS COMBINATION AND RELATED PROPOSALS CONSISTING OF PROPOSALS 1, 2, 3 AND 4.

IF YOUR SHARES ARE HELD IN AN ACCOUNT AT A BROKERAGE FIRM OR BANK, YOU MUST INSTRUCT YOUR BROKER OR BANK ON HOW TO VOTE YOUR SHARES. IF YOU DO NOT PROVIDE SUCH INSTRUCTIONS, YOUR SHARES WILL NOT BE VOTED ON ANY OF THE PROPOSALS.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2, 3 AND 4.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING: THE NOTICE AND PROXY STATEMENT ARE AVAILABLE AT https://www.cstproxy.com/rothchacquisition/sm2020

(CONTINUED AND TO BE MARKED, DATED AND SIGNED ON THE REVERSE SIDE)

Proposal 1 – The Business Combination Proposal

To approve and adopt the Agreement and Plan of Merger, dated as of November 16, 2020 pursuant to which the Corporation will engage in the Business Combination with PureCycle Technologies LLC.

	FOR ☐	AGAINST ☐	ABSTAIN ☐

Proposal 2 – The NASDAQ Proposal

To approve, for purposes of complying with applicable listing rules of the Nasdaq Stock Market, LLC, the issuance of more than 20% of the current total issued and outstanding common stock of the Corporation in connection with the consummation of the Business Combination.

	☐	☐	☐
Proposal 3 – The Equity Plan Proposal To approve the PureCycle Technologies, Inc. 2021 Equity and Incentive Compensation Plan to be effective after consummation of the Business Combination.	☐	☐	☐

Proposal 4 – The Adjournment Proposal

To approve any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies in the event the Corporation does not receive the requisite stockholder vote to approve the Business Combination.

	☐	☐	☐

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